EXHIBIT 99.1

Integer Holdings Corporation Reports Second Quarter 2017 Results

~ Results Reflect Continued Sales Growth; Company Increases Low End of Sales Outlook ~
~ Full Year Non-GAAP Adjusted EPS Outlook Updated for Impact of Foreign Currency Losses ~
~ Adjusted EPS Outlook from Business Operations Remains Unchanged ~

FRISCO, Texas, July 27, 2017 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three months ended June 30, 2017.

Second Quarter 2017 Highlights

  Sales of $363 million, an increase of 4.1% on a reported basis and 4.5% on an organic basis year-over-year.
  GAAP: Net Income of $3 million; Diluted EPS of $0.09 per share.
  Non-GAAP: Adjusted Net Income of $20 million; Adjusted Diluted EPS of $0.62 per share.
  GAAP and Non-GAAP EPS include negative impact of $0.14 from foreign currency losses in the quarter.
  Generated $39 million of Cash Flow from Operations and repaid $40 million of debt.
  Company updates 2017 Sales and Adjusted Diluted EPS outlook.
  -- Increasing low end of Sales outlook given solid sales in first half of 2017.
  -- Adjusted EPS outlook from business operations remains unchanged.

“Another quarter of solid sales growth gives us confidence that we are back on an annual growth trajectory,” said Joseph Dziedzic, Integer’s president and chief executive officer. “Our 2017 Adjusted EPS outlook from business operations remains unchanged, however, our Adjusted EPS outlook was reduced to include unfavorable currency impacts on intercompany loans. We had our fourth quarter in a row of strong cash generation and even stronger debt repayment this quarter, which demonstrates our commitment to deleveraging. I am honored to lead Integer as we execute our strategy of delivering innovative, cost-effective solutions to our customers while generating profitable growth for our Company.”

2017 Outlook(a)
(dollars in millions, except per share amounts)

	GAAP		Non-GAAP(b)(c)
	As Reported	Growth	Adjusted	Growth
Sales	$1,400 to $1,430	1% to 3%	$1,400 to $1,430	1% to 3%
Earnings per Diluted Share	$0.60 to $1.00	Favorable	$2.55 - $2.95	(5%) to 10%
Cash Flow from Operations	~$150	42%

(a) Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measures for Adjusted Earnings per Diluted Share, included in our “2017 Outlook” above, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from this non-GAAP financial measure.

(b) Adjusted EPS for 2017 is expected to consist of GAAP Net Income and EPS, excluding items such as intangible amortization ($44 million), IP related litigation costs, and consolidation, acquisition, integration, asset disposition and write-down charges, and loss on extinguishment of debt totaling approximately $90 million. The after-tax impact of these items is estimated to be approximately $62 million, or approximately $1.95 per diluted share.

(c) Adjusted EPS growth, excluding the impact of foreign currency gain (loss) included in other (income) loss, net, would be 7% - 22%.

Summary of Financial and Product Line Results

(dollars in thousands, except per share data)

	Three Months Ended
GAAP	2Q 2017	2Q 2016	Change	Organic Growth(b)
Medical Sales(a)
Cardio & Vascular	$132,231	$122,253	8.2%	8.4%
Cardiac & Neuromodulation	106,185	106,919	(0.7)%	(0.7)%
Advanced Surgical, Orthopedics & Portable Medical	108,560	109,391	(0.8)%	0.1%
Total Medical Sales	346,976	338,563	2.5%	2.8%
Non-Medical Sales	15,743	9,819	60.3%	60.3%
Total Sales	$362,719	$348,382	4.1%	4.5%

Net income (loss)	$2,990	$(770)	NM
Diluted EPS	$0.09	$(0.03)	NM

	Six Months Ended
GAAP	2Q 2017	2Q 2016	Change	Organic Growth(b)
Medical Sales(a)
Cardio & Vascular	$257,339	$235,924	9.1%	9.3%
Cardiac & Neuromodulation	209,998	215,452	(2.5)%	(2.0)%
Advanced Surgical, Orthopedics & Portable Medical	213,706	207,753	2.9%	3.8%
Total Medical Sales	$681,043	$659,129	3.3%	3.9%
Non-Medical Sales	27,089	21,491	26.0%	26.0%
Total Sales	$708,132	$680,620	4.0%	4.6%

Net loss	(1,349)	(13,430)	NM
Diluted EPS	$(0.04)	$(0.44)	NM

(a) During the first quarter of 2017, we revised the method used to present sales by product line in order to align the legacy Greatbatch and Lake Region Medical methodologies.  We believe the revised presentation will provide improved reporting and better transparency into the operational results of our business and markets.  Prior period amounts have been reclassified to conform to the new product line sales reporting presentation.

(b) Organic Growth for sales is a Non-GAAP measure which excludes the impact of foreign exchange and excludes the results of Nuvectra Corporation (“Nuvectra”) prior to its spin-off on March 14, 2016.  Refer to Table C at the end of this release for a reconciliation of these amounts.

(NM) Calculated change not meaningful.

	Three Months Ended
Non-GAAP(a)	2Q 2017	2Q 2016	QTD Change	Organic Growth(b)
Adjusted EBITDA	$70,135	$68,927	1.8%	8.9%
Adjusted Net Income	$19,742	$17,545	12.5%	34.3%
Adjusted Diluted EPS	$0.62	$0.56	10.7%	31.0%

	Six Months Ended
Non-GAAP(a)	2Q 2017	2Q 2016	YTD Change	Organic Growth(b)
Adjusted EBITDA	$134,391	$134,297	0.1%	6.7%
Adjusted Net Income	$32,655	$30,645	6.6%	31.1%
Adjusted Diluted EPS	$1.03	$0.98	5.1%	29.0%

(a) Refer to Tables A and B at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

(b) Organic Growth for Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are Non-GAAP measures which exclude the foreign currency exchange impact reported in other (income) loss, net.  Refer to Table D at the end of this release for a reconciliation of these amounts.

Discussion of Financial Results

  Medical segment sales grew on a reported and organic basis on strength in our Cardio & Vascular product-line.
  Non-Medical segment sales grew on a reported and organic basis as a result of recovery in the energy market and new business wins.
  GAAP profitability metrics improved year-over-year primarily due to reduced spending on integration, restructuring, consolidation, and optimization activities, and the spin-off of Nuvectra, offset by the impact of unfavorable currency losses and the impairment of a minority investment initially made in 2008.
  Non-GAAP profitability metrics reflect solid sales growth in our Cardio & Vascular and Electrochem product-lines as well as margin expansion from productivity in operations partially offset by higher incentive compensation costs and unfavorable foreign currency impacts on intercompany loans.
  Organic non-GAAP profitability metrics exclude the negative effect of foreign currency exchange losses which are reported in other (income) loss, net and are primarily non-cash.

Other Business & Operational Highlights

  On July 17, 2017, announced the appointment of Joseph Dziedzic as President & Chief Executive Officer, removing the interim designation held since March 2017.
  On May 1, 2017, Gary Haire joined the Company as Executive Vice President and Chief Financial Officer, bringing nearly 25 years of financial, operational, and process improvement expertise from several large, multi-national companies.

Conference Call Information
The Company will host a conference call on Thursday, July 27, 2017, at 5:00 p.m. EDT to discuss these results.  The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside U.S.) and the conference ID is 47797003. The call will be archived on the Company’s website.

About Integer™
Integer Holdings Corporation (NYSE:ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, orthopedics, vascular, advanced surgical and portable medical markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, it develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include GreatbatchTM Medical, Lake Region MedicalTM and ElectrochemTM. Additional information is available at www.integer.net.

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles (“GAAP”), we provide adjusted net income, adjusted earnings per diluted share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and organic growth rates. Adjusted net income and adjusted earnings per diluted share consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets including inventory step-up amortization, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain litigation expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) gain (loss) on cost and equity method investments, (ix) extinguishment of debt charges, (x) the income tax (benefit) related to these adjustments and (xi) certain tax items that are outside the normal provision for the period. Adjusted earnings per diluted share are calculated by dividing adjusted net income by diluted weighted average shares outstanding. Adjusted EBITDA consists of GAAP net income (loss) plus (i) the same adjustments as listed above except for items (x) and (xi), (ii) GAAP stock-based compensation, interest expense, and depreciation, (iii) GAAP provision (benefit) for income taxes and (iv) cash gains received from cost and equity method investments during the period. To calculate organic sales growth rates, we convert current period sales from local currency to U.S. dollars using the previous periods foreign currency exchange rates and exclude the amount of sales acquired/divested during the period from the current/previous period amounts, respectively. Organic growth rates for Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS exclude the impact of foreign currency exchange gains and losses included in other (income) loss, net. We believe that the presentation of adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, and organic growth rates provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations.

Forward-Looking Statements
Some of the statements contained in this press release and other written and oral statements made from time to time by us and our representatives are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include statements relating to:

  future sales, expenses, and profitability;
  future development and expected growth of our business and industry;
  our ability to execute our business model and our business strategy;
  our ability to identify trends within our industries and to offer products and services that meet the changing needs of those markets;
  our ability to remain in compliance with our debt covenants; and
  projected capital expenditures.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this release.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors include the following: our high level of indebtedness, our inability to pay principal and interest on this high level of outstanding indebtedness or to remain in compliance with financial and other covenants under our senior secured credit facilities, and the risk that this high level of indebtedness limits our ability to invest in our business and overall financial flexibility; our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement cost reduction and plant consolidation initiatives; our reliance on third-party suppliers for raw materials, products and subcomponents; fluctuating operating results; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; product field actions or recalls; our inability to successfully consummate and integrate acquisitions, including the acquisition of Lake Region Medical, and to realize synergies and benefits from these acquisitions and to operate these acquired businesses in accordance with expectations; our unsuccessful expansion into new markets; our failure to develop new products including system and device products; the timing, progress and ultimate success of pending regulatory actions and approvals; our inability to obtain licenses to key technology; regulatory changes, including health care reform, or consolidation in the healthcare industry; global economic factors including foreign currency exchange rates and interest rates; the resolution of various legal actions brought against the Company; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC. Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Statements of Operations - Unaudited
(in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Sales	$362,719	$348,382	$708,132	$680,620
Cost of sales	263,447	252,351	517,634	493,121
Gross profit	99,272	96,031	190,498	187,499
Operating expenses:
Selling, general and administrative expenses (SG&A)	39,724	37,628	79,223	79,516
Research, development and engineering costs	12,889	13,640	26,300	30,946
Other operating expenses (OOE)	6,920	15,494	18,691	36,634
Total operating expenses	59,533	66,762	124,214	147,096
Operating income	39,739	29,269	66,284	40,403
Interest expense	25,647	27,908	54,540	55,525
Other (income) loss, net	9,976	674	11,823	(3,047)
Income (loss) before income taxes	4,116	687	(79)	(12,075)
Income tax provision	1,126	1,457	1,270	1,355
Net income (loss)	$2,990	$(770)	$(1,349)	$(13,430)

Earnings (loss) per share:
Basic	$0.10	$(0.03)	$(0.04)	$(0.44)
Diluted	$0.09	$(0.03)	$(0.04)	$(0.44)

Weighted average shares outstanding:
Basic	31,302	30,767	31,159	30,743
Diluted	31,982	30,767	31,159	30,743

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30, 2017	December 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$46,533	$52,116
Accounts receivable, net	212,607	204,626
Inventories	235,562	225,151
Refundable income taxes	8,024	13,388
Prepaid expenses and other current assets	21,367	22,026
Total current assets	524,093	517,307
Property, plant and equipment, net	373,094	372,042
Goodwill	981,333	967,326
Other intangible assets, net	934,672	940,060
Deferred income taxes	4,181	3,970
Other assets	27,558	31,838
Total assets	$2,844,931	$2,832,543
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,781	$31,344
Accounts payable	95,123	77,896
Income taxes payable	2,279	3,699
Accrued expenses	72,766	72,281
Total current liabilities	195,949	185,220
Long-term debt	1,639,499	1,698,819
Deferred income taxes	210,361	208,579
Other long-term liabilities	15,989	14,686
Total liabilities	2,061,798	2,107,304
Stockholders’ equity:
Common stock	31	31
Additional paid-in capital	652,365	637,955
Treasury stock	(4,506)	(5,834)
Retained earnings	108,040	109,087
Accumulated other comprehensive income (loss)	27,203	(16,000)
Total stockholders’ equity	783,133	725,239
Total liabilities and stockholders’ equity	$2,844,931	$2,832,543

Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Six Months Ended
	June 30, 2017	July 1, 2016
Cash flows from operating activities:
Net loss	$(1,349)	$(13,430)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	49,465	45,048
Debt related charges included in interest expense	6,241	3,581
Stock-based compensation	7,950	4,962
Other non-cash (gains) losses	11,367	(108)
Deferred income taxes	(2,447)	(3,776)
Changes in operating assets and liabilities:
Accounts receivable	(6,313)	11,858
Inventories	(9,451)	(23,919)
Prepaid expenses and other assets	2,515	(3,124)
Accounts payable	15,373	12,844
Accrued expenses	215	(3,865)
Income taxes payable	3,599	3,683
Net cash provided by operating activities	77,165	33,754
Cash flows from investing activities:
Acquisition of property, plant and equipment	(22,438)	(30,402)
Purchase of cost and equity method investments	(497)	(2,198)
Other investing activities	672	(682)
Net cash used in investing activities	(22,263)	(33,282)
Cash flows from financing activities:
Principal payments of long-term debt	(118,839)	(16,500)
Proceeds from issuance of long-term debt	50,000	57,000
Proceeds from the exercise of stock options	8,725	610
Payment of debt issuance costs	(1,789)	(781)
Distribution of cash and cash equivalents to Nuvectra	—	(76,256)
Purchase of non-controlling interests	—	(6,818)
Other financing activities	—	(3,983)
Net cash used in financing activities	(61,903)	(46,728)
Effect of foreign currency exchange rates on cash and cash equivalents	1,418	368
Net decrease in cash and cash equivalents	(5,583)	(45,888)
Cash and cash equivalents, beginning of period	52,116	82,478
Cash and cash equivalents, end of period	$46,533	$36,590

Non-GAAP Reconciliations

Table A: Net Income (Loss) and Diluted EPS Reconciliation
(in thousands except per share amounts)

	Three Months Ended
	June 30, 2017			July 1, 2016
	Pre-Tax	Net Income	Per Diluted Share	Pre-Tax	Net Income (Loss)	Per Diluted Share
As reported (GAAP)	$4,116	$2,990	$0.09	$687	$(770)	$(0.03)
Adjustments:
Amortization of intangibles(a)	11,046	7,815	0.24	9,514	6,732	0.22
IP related litigation (SG&A)(a)(b)	915	595	0.02	285	185	0.01
Consolidation and optimization expenses (OOE)(a)(c)	2,832	2,093	0.07	7,376	5,975	0.19
Acquisition and integration expenses (OOE)(a)(d)	2,970	2,037	0.06	7,859	5,145	0.16
Asset dispositions, severance and other (OOE)(a)(e)	1,118	727	0.02	259	197	0.01
Loss on cost and equity method investments, net(a)	4,427	2,877	0.09	124	81	—
Loss on extinguishment of debt(a)(f)	935	608	0.02	—	—	—
Taxes(a)	(8,617)	—	—	(8,559)	—	—
Adjusted (Non-GAAP)		$19,742	$0.62		$17,545	$0.56

Diluted weighted average shares for adjusted EPS(h)		31,982			31,228

	Six Months Ended
	June 30, 2017			July 1, 2016
	Pre-Tax	Net Income (Loss)	Per Diluted Share	Pre-Tax	Net Income (Loss)	Per Diluted Share
As reported (GAAP)	$(79)	$(1,349)	$(0.04)	$(12,075)	$(13,430)	$(0.44)
Adjustments:
Amortization of intangibles(a)	22,024	15,561	0.49	18,978	13,423	0.43
IP related litigation (SG&A)(a)(b)	1,292	840	0.03	2,192	1,425	0.05
Consolidation and optimization expenses (OOE)(a)(c)	5,227	3,992	0.13	14,025	11,289	0.36
Acquisition and integration expenses (OOE)(a)(d)	7,790	5,170	0.16	17,824	11,656	0.37
Asset dispositions, severance and other (OOE)(a)(e)	5,674	3,684	0.12	4,785	4,423	0.14
(Gain) loss on cost and equity method investments, net(a)	4,825	3,136	0.10	(1,177)	(765)	(0.02)
Loss on extinguishment of debt(a)(f)	2,494	1,621	0.05	—	—	—
Nuvectra results prior to spin-off(a)(g)	—	—	—	4,037	2,624	0.08
Taxes(a)	(16,592)	—	—	(17,944)	—	—
Adjusted (Non-GAAP)		$32,655	$1.03		$30,645	$0.98

Diluted weighted average shares for adjusted EPS(h)		31,833			31,257

(a) The difference between pre-tax and net income (loss) amounts is the estimated tax impact related to the respective adjustment. Net income amounts are computed using a 35% U.S. tax rate, and the statutory tax rates in Mexico, Germany, France, Netherlands, Uruguay, Ireland and Switzerland, as adjusted for the existence of net operating losses.  Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b) In 2013, we filed suit against AVX Corporation alleging they were infringing our intellectual property. Given the complexity and significant costs incurred pursuing this litigation, we are excluding these litigation expenses from adjusted amounts. This matter proceeded to trial during the first quarter of 2016 and a federal jury awarded the Company $37.5 million in damages. To date, no gains have been recognized in connection with this litigation.

(c) During 2017 and 2016, we incurred costs primarily related to the transfer of our Beaverton, OR portable medical and Plymouth, MN vascular manufacturing operations to Tijuana, Mexico, the closure of our Arvada, CO, site and the consolidation of our two Galway, Ireland sites.  In addition, 2017 costs also include expenses related to the closure of our Clarence, NY facility.

(d) Reflects acquisition and integration costs related to the acquisition of Lake Region Medical, which was acquired in October 2015.

(e) Amounts for the second quarter of 2017 include approximately $0.6 million ($5.3 million year-to-date) of expense related to our CEO, CFO and Chief Human Resources Officer transitions. Costs for 2016 primarily include legal and professional fees incurred in connection with the spin-off of Nuvectra, which was completed in March 2016.

(f) Represents debt extinguishment charges in connection with pre-payments made on our Term B Loan Facility during 2017, which are included in interest expense.

(g) Represents the results of Nuvectra prior to its spin-off on March 14, 2016.

(h) The diluted weighted average shares for adjusted EPS for the six months ended June 30, 2017 include 674,000 of potentially dilutive shares not included in the computation of diluted weighted average common shares for GAAP diluted EPS purposes because their effect would have been anti-dilutive given the Company’s net loss in that period.  The diluted weighted average shares for adjusted EPS for the three and six months ended July 1, 2016 include 461,000 and 514,000, respectively, of potentially dilutive shares not included in the computation of diluted weighted average common shares for GAAP diluted EPS purposes because their effect would have been anti-dilutive given the Company’s net loss in those periods.

Table B: EBITDA and Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net Income (loss) (GAAP)	$2,990	$(770)	$(1,349)	$(13,430)

Interest expense	25,647	27,908	54,540	55,525
Provision for income taxes	1,126	1,457	1,270	1,355
Depreciation	13,813	13,121	27,441	26,070
Amortization	11,046	9,514	22,024	18,978
EBITDA	54,622	51,230	103,926	88,498
IP related litigation	915	285	1,292	2,192
Stock-based compensation (excluding OOE)	3,251	1,794	5,657	3,823
Consolidation and optimization expenses	2,832	7,376	5,227	14,025
Acquisition and integration expenses	2,970	7,859	7,790	17,824
Asset dispositions, severance and other	1,118	259	5,674	4,785
Noncash (gain) loss on cost and equity method investments	4,427	124	4,825	(515)
Nuvectra results prior to spin-off(a)	—	—	—	3,665
Adjusted EBITDA (Non-GAAP)	$70,135	$68,927	$134,391	$134,297

(a) Represents the results of Nuvectra prior to its spin-off on March 14, 2016.

Table C: Organic Sales Growth Rate Reconciliation (% Change)

QTD Change (2Q 2017 vs. 2Q 2016)	GAAP Reported Growth	Impact of Nuvectra prior to Spin-off	Foreign Currency	Non-GAAP Organic Growth
Medical Sales
Cardio & Vascular	8.2%	—	0.2%	8.4%
Cardiac & Neuromodulation	(0.7)%	—	—	(0.7)%
Advanced Surgical, Orthopedics & Portable Medical(b)	(0.8)%	—	0.9%	0.1%
Total Medical Sales	2.5%	—	0.3%	2.8%
Non-Medical Sales	60.3%	—	—	60.3%
Total Sales	4.1%	—	0.4%	4.5%

YTD Change (6M 2017 vs. 6M 2016)
Medical Sales
Cardio & Vascular	9.1%	—	0.2%	9.3%
Cardiac & Neuromodulation(a)	(2.5)%	0.5%	—	(2.0)%
Advanced Surgical, Orthopedics & Portable Medical(b)	2.9%	—	0.9%	3.8%
Total Medical Sales	3.3%	—	0.6%	3.9%
Non-Medical Sales	26.0%	—	—	26.0%
Total Sales	4.0%	—	0.6%	4.6%

(a) Cardiac & Neuromodulation sales for the first quarter of 2016 includes $1.2 million relating to Nuvectra prior to its spin-off on March 14, 2016. This amount is excluded from prior year amounts when calculating non-gaap organic percentage growth.

(b) Second quarter and year-to-date 2017 sales were negatively impacted by approximately $1.2 million ($2.6 million year-to-date) due to foreign currency exchange rate fluctuations, primarily in our AS&O product line.

Table D: Non-GAAP Organic Growth Rate Reconciliation (% Change)

	GAAP Reported Growth	Impact of Non-GAAP Adjustment(a)	Impact of Foreign Currency Loss(b)	Non-GAAP Organic Growth
QTD Change (2Q 2017 vs. 2Q 2016)
EBITDA	6.6%	(4.8)%	7.1%	8.9%
Net Income	NM	12.5%	21.8%	34.3%
Diluted EPS	NM	10.7%	20.3%	31.0%

YTD Change (6M 2017 vs. 6M 2016)
EBITDA	17.4%	(17.3)%	6.6%	6.7%
Net Income	NM	6.6%	24.5%	31.1%
Diluted EPS	NM	5.1%	23.9%	29.0%

(a) Represents the impact to our growth rate from our Non-GAAP adjustments. See Tables A and B for further detail on these items.

(b) Represents the impact to our growth rate of the $5.0 million foreign currency exchange loss increase ($4.0 million net of tax, $0.12 per diluted share) for the second quarter of 2017 compared to the second quarter of 2016 and $8.8 million foreign currency exchange loss increase ($7.1 million net of tax, $0.22 per diluted share) for the first six months of 2017 compared to the first six months of 2016.  These amounts are reported in other (income) loss, net in the condensed consolidated statement of operations.

(NM) Calculated change not meaningful.

Table E: Supplemental Financial Items Affecting Cash Flow
(dollars in millions)

	2017 Outlook	2016 Actual
Capital Expenditures	$50 - $60	$59
Depreciation and Amortization	$95 - $100	$91
Stock-Based Compensation	~$15	$8
Working Capital Decrease	$10 - $20	$29
Other Operating Expense	$25 - $35	$62
Adjusted Effective Tax Rate	~25%	23%
Cash Taxes	~$10	$7

Contact Information
Amy Wakeham
VP, Investor Relations
(214) 618-4978
IR@integer.net